Exhibit 23.2–Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-52516, 333-97102, 333-818836, 333-69284, 333-66258, 333-136209 and 333-114262; Form S-3 Nos. 333-87082 and 333-83820), as amended, and in the related Prospectuses of Stratos International, Inc. of our report dated June 16, 2005, with respect to the consolidated financial statements Stratos International, Inc. for the year ended April 30, 2005 included in this Annual Report (Form 10-K) for the year ended April 30, 2007.

/s/ Ernst & Young LLP

Chicago, Illinois
July 10, 2007